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                                                                      EXHIBIT 23



                            BARRY L. FRIEDMAN, P.C.
                          Certified Public Accountant

1582 TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278





To Whom It May Concern:                                           June 14, 2000

        The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of June 14, 2000, on the Financial Statements of AMERICAN TOY VENDING, INC., as of May 31, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,


/s/ BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant